Exhibit 99.2

NOTICE OF GUARANTEED DELIVERY
FOR SUBSCRIPTION RIGHTS ISSUED BY
LEXICON PHARMACEUTICALS, INC.
This Notice of Guaranteed Delivery must be used to exercise the subscription rights (the “Subscription Rights”) distributed pursuant to the subscription rights offering (the “Rights Offering”) as described in the prospectus dated [ ], 2011 (the “Prospectus”) of Lexicon Pharmaceuticals, Inc., a Delaware corporation (the “Company”), if a holder of Subscription Rights cannot deliver the subscription rights certificate and election form evidencing such Subscription Rights (the “Subscription Rights Certificate and Election Form”) to the subscription agent listed below (the “Subscription Agent”) before 5:00 p.m., New York time, on [ ], 2011 (as such date may be extended, the “Expiration Date”). This Notice must be delivered by facsimile transmission, first class mail, or overnight delivery to the Subscription Agent and must be received by the Subscription Agent before 5:00 p.m., New York time, on the Expiration Date. All exercises of Subscription Rights are irrevocable.
Payment of the subscription price of $[ ] per share of Common Stock subscribed for pursuant to the exercise of Subscription Rights must be received by the Subscription Agent in the manner specified in the Prospectus before 5:00 p.m., New York time, on the Expiration Date even if the Subscription Rights Certificate and Election Form is being delivered pursuant to the Guaranteed Delivery Procedures hereunder.

By Mail:	By Facsimile Transmission:	By Hand or Overnight Courier:
BNY Mellon Shareowner Services Attn: Corporate Action Department, 27th Floor P.O. Box 3301 South Hackensack, New Jersey 07606	(For Eligible Institutions Only)	BNY Mellon Shareowner Services Attn: Corporate Action Department, 27th Floor 480 Washington Boulevard Jersey City, New Jersey 07310
(201) 680-4626 Telephone Number for Confirmation: (201) 680-4860 Telephone Numbers for Information Agent: BNY Mellon Shareowner Services (800) 777-3674 (Toll Free) (201) 680-6579 (Collect)

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF THIS INSTRUMENT VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.
Ladies and Gentlemen:
The undersigned hereby represents that the undersigned is the holder of a Subscription Rights Certificate and Election Form representing [ ] Subscription Rights and that the undersigned cannot deliver a Subscription Rights Certificate and Election Form to the Subscription Agent prior to the Expiration Date of the Rights Offering. Upon the terms and subject to the conditions set forth in the Prospectus, receipt of which is hereby acknowledged, the undersigned hereby elects to exercise Subscription Rights represented by the Subscription Rights Certificate and Election Form to subscribe for and purchase [ ] shares of the Common Stock pursuant to the Basic Subscription Privilege (as defined in the Prospectus) and [ ] shares of the Common Stock pursuant to the Over-Subscription Privilege (as defined in the Prospectus) for a total of [__] shares, subject to the conditions and limitations described further in the Prospectus.
The undersigned understands that a properly completed and executed Subscription Rights Certificate and Election Form in respect of the Subscription Rights being exercised, with any required signature guarantees, must be received by the Subscription Agent no later than three (3) business days after the Expiration Date. For purposes of this Notice of Guaranteed Delivery, “business day” means any day on which trading is conducted on NASDAQ. The undersigned further understands that payment of the full subscription price of $[ ] per share of common stock subscribed for in the Rights Offering must be received by the Subscription Agent before 5:00 p.m., New York time, on the Expiration Date, and represents that such payment, in the aggregate amount of $[ ], either (check appropriate box):

•	Is being delivered to the Subscription Agent herewith; or

•	Has been delivered separately to the Subscription Agent in the manner set forth below (check appropriate box and complete the information relating thereto):

•
Uncertified check (Payment by uncertified check will not be deemed to have been received by the Subscription Agent until such check has cleared. Holders paying by such means are urged to make payment sufficiently in advance of the Expiration Date to ensure that such payment clears by such date.)

•	Certified check

•	Bank draft (cashier's check)

Name of maker:
Date of check or draft:
Check or draft number
Bank on which check is drawn:
All authority conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall not be affected by, and shall survive, the death or incapacity of the undersigned, and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, executors, administrators, trustees in bankruptcy, personal and legal representatives, successors and assigns of the undersigned.

Name(s):	Signature(s):	Address(es):	Telephone No.:

GUARANTEE OF DELIVERY
(Not to be used for Subscription Rights Certificate and Election Form signature guarantee)
The undersigned, a member firm of a registered national securities exchange or of the Financial Industry Regulatory Authority, Inc., or a commercial bank or trust company having an office or correspondent in the United States, or a bank, stockbroker, savings and loan association or credit union with membership in an approved signature guarantee medallion program, pursuant to Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended, guarantees that the undersigned will deliver to the Subscription Agent the Subscription Rights Certificate and Election Forms representing the Subscription Rights being exercised hereby, with any required signature guarantee and any other required documents, by no later than three business days after the Expiration Date of the Rights Offering.
Dated:

(Address)	(Name of Firm)

(Telephone Number)	(Authorized Signature)

The institution that completes this form must communicate the guarantee to the Subscription Agent and must deliver the Subscription Rights Certificate and Election Form to the Subscription Agent within three business days following the Expiration Date of the Rights Offering as described in the Prospectus. Failure to do so could result in a financial loss to such institution.